Exhibit 99.1

Trex Company Reports Third Quarter 2020 Results

—20% Residential Sales Growth Reflects Brand Leadership Amid Strong Secular Demand—

—Fourth Quarter Consolidated Sales Expected at $210 Million - $220 Million, Up 30% Year-on-Year at the Mid-Point—

—Strong Double-Digit Sales Growth Expected for Full Year 2021—

—Company Reinstates Share Buyback Program—

Third Quarter Highlights

- Consolidated net sales increased 19% to $232 million

- Consolidated gross margin of 36.7%; excluding the warranty reserve charge, consolidated gross margin of 39.5%

- Consolidated diluted earnings per share of $0.37; excluding the warranty charge, diluted earnings per share of $0.41

- Consolidated EBITDA margin of 26.6%; excluding the warranty charge, consolidated EBITDA margin of 29.4%

WINCHESTER , Va.--(BUSINESS WIRE)--November 2, 2020--Trex Company, Inc. (NYSE:TREX), the world’s number-one brand of composite decking and railing and leader in high-performance, low-maintenance outdoor living products, and a leading national provider of custom-engineered railing and staging systems, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Results

Consolidated net sales for the 2020 third quarter were $232 million, 19% ahead of the 2019 third quarter. Trex Residential Products net sales increased 20% to $218 million with Trex Commercial Products contributing $13 million to net sales. Consolidated gross margin was 36.7%, compared to 42.4% in the year-ago quarter. Gross margin for Trex Residential Products and Trex Commercial Products was 37.4% and 24.4%, respectively. SG&A was $28 million, or 12.1% of net sales, compared to $27.4 million, or 14.1% of net sales, in the prior period. Net income for the 2020 third quarter was $43 million, or $0.37 per diluted share, representing increases of 2% and 3%, respectively, from net income of $42 million, or $0.36 per diluted share, in the 2019 third quarter. EBITDA increased 5% to $61.5 million and EBITDA margin was 26.6%.

During the 2020 third quarter, the Company recognized a charge of $6.5 million to the Trex Residential warranty reserve related to the legacy surface flaking issue that affected a portion of the products manufactured at the Nevada plant prior to 2007. Excluding the warranty charge, consolidated gross margin was 39.5%. Net income was $48 million, or $0.41 per diluted share, up 13% and 14%, respectively, and EBITDA increased 16% to $68 million and EBITDA margin was 29.4%.

“Trex brand leadership continues to position us at the forefront of strong secular trends for the composite decking and railing industry. Demand for Trex products continues to outpace supply reflecting consumer preferences for the superior aesthetics and high performance of our products and continued strength in the repair and remodel sector. Together with the compelling value proposition of our Enhance product line, these attributes are enabling Trex to accelerate conversion from the dominant wood decking market.

“Third quarter profitability, exclusive of the warranty charge, demonstrated the successful execution of our low-cost, highly-efficient operating model, which more than offset the anticipated increased labor and depreciation costs related to capacity expansion and COVID-19 management.” noted Bryan H. Fairbanks, President and Chief Executive Officer.

Nine Month 2020 Results

Net sales for the nine months of 2020 were $653 million, 12% above the $581 million reported for the comparable period in 2019. Trex Residential Products net sales were up 13% to $614 million, with Trex Commercial Products contributing an additional $38 million to net sales. Gross margin increased 40 basis points to 40.9%. SG&A was $92 million, or 14% of net sales, compared to $93 million, or 16.1% of net sales, in the prior period. Net income for the nine months of 2020 totaled $132 million, or $1.14 per diluted share, up 21.1% and 22.6%, respectively, compared to net income of $109 million, or $0.93 per diluted share, for the nine months of 2019. EBITDA increased 23% to $188 million with EBITDA margin gaining 260 basis points to 28.8%.

Exclusive of the warranty charge, gross margin increased 140 basis points to 41.9%. Net income was $137 million, or $1.18 per adjusted diluted share, up 26% and 27%, respectively, and EBITDA increased 28% to $194 million and EBITDA margin increased 360 basis points to 29.8%.

Recent Recognitions

  Fortune’s 100 Fastest Growing Companies of 2020
  2020 Sustainability Leadership Award by the Business Intelligence Group
  Builder Magazine’s 2020 Brand Use Study – #1 in Brand Familiarity, #1 Brand Most Used, #1 Brand Used Most in the Past Two Years, #1 in Overall Quality
  Green Builder Media’s best Brand Index score for the decking category
  Green Builder Media’s Readers’ Choice Award – “Greenest decking”, for an unprecedented 10-year streak

Summary and Outlook

“Year-to-date results demonstrate sustained demand for Trex composite decking and railings, which appeal to today’s consumer on several levels— aesthetics, performance, value and sustainability. Increasingly, the 95% recycled content in Trex Residential decking products plays an appealing and valuable role in consumer buying decisions. Feedback from our channel partners coupled with record web traffic to our “Trex.com” and “Decks.com” websites support expectations of strong future demand for our products.

“Our capacity expansion program is well underway. Three new production lines in Nevada are operational and the initial production lines at our new Virginia facility will begin start up in the first quarter of 2021, with additional production ramping through the second quarter.

“For the 2020 fourth quarter, we expect consolidated net sales of approximately $210 million to $220 million, representing 30% growth at the midpoint of the range. For full year 2020, we expect incremental gross margin to be at the low end of the 45% to 50% range, excluding the warranty charge, and reflecting COVID-19 related expenses, inflation and logistics costs associated with startup expenses as we approach our Virginia facility coming online. We expect SG&A as a percentage of net sales to improve by approximately 150 basis points for the full year compared to the prior year, driven by reduced brand spend and lower travel and entertainment costs.

“Based on current visibility, we expect 2021 to deliver another year of strong double-digit sales growth. Recently announced price increases on certain products that will go into effect at the beginning of the new year, combined with disciplined cost management and continuous improvement efforts, are expected to more than offset increased costs related to the new capacity ramp-up and expected inflation for raw materials. As a result of our improved visibility and a more stable economic backdrop, the Trex Board of Directors has reinstated our share buyback program,” Mr. Fairbanks concluded.

Third Quarter 2020 Conference Call and Webcast Information

Trex will hold a conference call to discuss its third quarter 2020 results and other corporate matters on Monday, November 2, 2020 at 5:00 p.m. ET. To participate on the day of the call, dial 1-844-792-3734, or internationally 1-412-317-5126, approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at 3Q20 Earnings Webcast. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include, but are not limited to: the extent of market acceptance of the Company’s current and newly developed products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the impact of seasonal and weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the availability and cost of third-party transportation services for the Company’s products; the Company’s ability to obtain raw materials at acceptable prices; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; the highly competitive markets in which the Company operates; cyber-attacks, security breaches or other security vulnerabilities; the impact of upcoming data privacy laws and the General Data Protection Regulation and the related actual or potential costs and consequences; material adverse impacts from global public health pandemics, including the strain of coronavirus known as COVID-19; and material adverse impacts related to labor shortages or increases in labor costs. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use the non-GAAP financial measure of earnings before interest, income taxes, depreciation and amortization (EBITDA) EBITDA as a percentage of net sales, EBITDA margin, to assess performance. We consider EBITDA to be an important supplemental indicator of our core operating performance because it eliminates many differences among companies in capitalization and tax structures, capital investment cycles and ages of related assets.

Gross margin, net income, diluted earnings per share, EBITDA and EBITDA margin were adjusted to exclude a provision of $6.5 million to the Trex Residential warranty reserve related to the legacy surface flaking issue that affected a portion of the products produced at the Nevada plant prior to 2007. Details of the adjustment are disclosed in Note 18 to the Company’s Condensed Consolidated Financial Statements in the Form 10-Q for the quarterly period ended September 30, 2020.

We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. The non-GAAP measures included in this release are not meant to be considered superior to or a substitute for our GAAP results.

Reconciliation of net income (GAAP) to EBITDA (non-GAAP) is as follows:

	Three Months ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$42,710	$41,976	$132,331	$109,241
Interest income, net	(208)	(744)	(801)	(801)
Income tax expense	14,435	13,790	43,938	33,520
Depreciation and amortization	4,535	3,587	12,450	10,380
EBITDA	$61,472	$58,609	$187,918	$152,340
Net income as a percentage of net sales	18.4%	21.6%	20.3%	18.8%
EBITDA as a percentage of net sales (EBITDA margin)	26.6%	30.1%	28.8%	26.2%

Reconciliation of net income (GAAP) to net income excluding the legacy warranty provision (non-GAAP) is as follows:

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
(000s omitted)
Net income	$ 42,710	$ 132,331
Warranty provision	6,480	6,480
Income taxes on provision	1,639	1,614
Adjusted net income	$ 47,551	$ 137,197

Diluted EPS	$ 0.37	$ 1.14
Adjusted diluted EPS	$ 0.41	$ 1.18

About Trex Company

Trex Company is the world’s largest manufacturer of high-performance wood-alternative decking and railing with more than 25 years of product experience. Stocked in more than 6,700 retail locations worldwide, Trex outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. Also, Trex is a leading national provider of custom-engineered railing and staging systems for the commercial and multi-family market, including performing arts venues and sports stadiums. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)

Net sales	$231,502	$194,551	$652,545	$580,575

Cost of sales	146,538	112,120	385,479	345,334

Gross profit	84,964	82,431	267,066	235,241

Selling, general and administrative expenses	28,027	27,409	91,598	93,281

Income from operations	56,937	55,022	175,468	141,960

Interest income, net	(208)	(744)	(801)	(801)

Income before income taxes	57,145	55,766	176,269	142,761

Provision for income taxes	14,435	13,790	43,938	33,520

Net income	$42,710	$41,976	$132,331	$109,241

Basic earnings per common share	$0.37	$0.36	$1.14	$0.94

Basic weighted average common shares outstanding	115,773,030	116,802,366	115,921,463	116,952,860

Diluted earnings per common share	$0.37	$0.36	$1.14	$0.93

Diluted weighted average common shares outstanding	116,134,623	117,211,452	116,280,807	117,413,920

Comprehensive income	$42,710	$41,976	$132,331	$109,241

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	December 31,
	2020	2019

ASSETS	(Unaudited)
Current assets:

Cash and cash equivalents	$20,081	$148,833
Accounts receivable, net	253,416	78,462
Inventories	51,581	56,106
Prepaid expenses and other assets	17,822	19,803
Total current assets	342,900	303,204
Property, plant and equipment, net	260,519	171,300
Goodwill and other intangible assets, net	73,770	74,084
Operating lease assets	37,056	40,049
Other assets	3,990	3,602
Total assets	$718,235	$592,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$33,345	$15,227
Accrued expenses and other liabilities	71,164	58,265
Accrued warranty	5,600	5,178
Total current liabilities	110,109	78,670

Operating lease liabilities	30,182	34,242
Non-current accrued warranty	24,049	20,317
Deferred income taxes	9,831	9,831
Other long-term liabilities	-	4
Total liabilities	174,171	143,064

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 180,000,000 shares authorized; 140,563,175 and 140,374,926 shares issued and 115,785,673 and 116,481,442 shares outstanding at September 30, 2020 and December 31, 2019, respectively	1,406	1,404
Additional paid-in capital	124,923	123,294
Retained earnings	694,010	561,680
Treasury stock, at cost, 24,777,502 and 23,893,484 shares at September 30, 2020 and December 31, 2019, respectively	(276,275)	(237,203)
Total stockholders’ equity	544,064	449,175
Total liabilities and stockholders’ equity	$718,235	$592,239

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2020	2019
	(unaudited)
Operating Activities
Net income	$132,331	$109,241
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	12,450	10,477
Stock-based compensation	5,919	5,844
(Gain) loss on disposal of property, plant and equipment	(138)	90
Other non-cash adjustments	(28)	(372)
Changes in operating assets and liabilities:
Accounts receivable	(174,954)	(26,225)
Inventories	4,525	13,878
Prepaid expenses and other assets	(694)	2,129
Accounts payable	14,447	(6,443)
Accrued expenses and other liabilities	13,286	(10,262)
Income taxes receivable/payable	5,370	629

Net cash provided by operating activities	12,514	98,986

Investing Activities
Expenditures for property, plant and equipment	(99,696)	(36,926)
Proceeds from sales of property, plant and equipment	2,150	21

Net cash used in investing activities	(97,546)	(36,905)

Financing Activities
Borrowings under line of credit	235,000	89,500
Principal payments under line of credit	(235,000)	(89,500)
Repurchases of common stock	(44,437)	(35,216)
Financing costs	(361)	-
Proceeds from employee stock purchase and option plans	1,078	718

Net cash used in financing activities	(43,720)	(34,498)

Net (decrease) increase in cash and cash equivalents	(128,752)	27,583
Cash and cash equivalents at beginning of period	148,833	105,699

Cash and cash equivalents at end of period	$20,081	$133,282

Contacts

Dennis C. Schemm
Vice President and CFO
540-542-6300

Lynn Morgen/Viktoriia Nakhla
AdvisIRy Partners
212-750-5800